UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 29, 2021
Date of Report (Date of Earliest Event Reported)

Central Index Key Number of the issuing entity:  0001548266
GS Mortgage Securities Trust 2012-GCJ7
(Exact name of issuing entity)

Central Index Key Number of the registrant:  0001004158
GS Mortgage Securities Corporation II
(Exact name of registrant as specified in its charter)

Central Index Key Number of the sponsor:  0001541001
Citigroup Global Markets Realty Corp.
(Exact name of sponsor as specified in its charter)

Central Index Key Number of the sponsor:  0001541502
Goldman Sachs Mortgage Company
(Exact name of sponsor as specified in its charter)

Central Index Key Number of the sponsor:  0001555524
LoanCore Capital Markets LLC (formerly known as Jefferies LoanCore LLC)
(Exact name of sponsor as specified in its charter)

Central Index Key Number of the sponsor:  0001682511
Starwood Mortgage Funding I LLC
(Exact name of sponsor as specified in its charter)

New York	333-171508-03	38-3880056 38-3880057 38-3880058 38-3880059 38-3880060 38-3880061 38-7047664
(State or other jurisdiction of incorporation of issuing entity)	(Commission File Number of issuing entity)	(I.R.S. Employer Identification Numbers)

c/o Computershare Trust Company, N.A., as agent for
Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, MD 21045

(Address of principal executive offices of the issuing entity)

(212) 902-1000
Registrant's Telephone number, including area code

Former name or former address, if changed since last report:  Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

☐  If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised Financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 6.04 Failure to Make a Required Distribution.

The Certificate Administrator made distributions to the Certificateholders on the December 10, 2021 Distribution Date.  On December 29, 2021, the Certificate Administrator was notified that a payment revision.  The payment revision was the result of a loan payoff being included to the December distribution resulting in additional payments to the Class A4 Certificateholders in the amount of $3,144,717.28. The additional payments were made to the Certificateholders and a 10-D/A was filed to correct the December distribution statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GS Mortgage Securities Corporation II
(Depositor)

/s/ Leah Nivison
Leah Nivison, CEO

Date:  January 3, 2022